                                                              Exhibit 10.21


                            DISTRIBUTION AGREEMENT

        This DISTRIBUTION AGREEMENT (the "Agreement"), agreed to as of this 31st
                                         ---------
day of October, 1996 (the "Effective Date"), is entered into by and between
                           --------------
KERAVISION, INC., a Delaware corporation ("KeraVision"), having a principal
                                           ----------
place of business at 48630 Milmont Drive, Fremont, CA 94538-7353, and AM PESCHKE GMBH, a German corporation ("AMP") having a principal place of business at
                             ---
Saldorferstrasse 5 90429 Nuremberg, Germany.

                                  BACKGROUND
                                  ----------

        WHEREAS, KeraVision and AMP have held discussions regarding distribution of KeraVision myopia-related products in Germany, KeraVision and AMP intend to enter into a Distribution Agreement based upon the principal terms set forth below.

                                   AGREEMENT
                                   ---------

SECTION 1:  CERTAIN DEFINITIONS

        The following definitions shall apply to the terms used in this
Agreement:

        "Competitive Products" shall mean implantable devices, chemicals, or
         --------------------
drugs used for corneal reshaping.

        "Confidential Information" shall mean any information relating to or
         ------------------------
disclosed in the course of this Agreement, which is or should be reasonably understood to be confidential or proprietary to the disclosing party, including, but not limited to know-how, trade secrets, technical processes and formulas, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. "Confidential Information" shall not include information which: (i) is known to the recipient on the Effective Date directly or indirectly from a source other than one having an obligation of confidentiality to the providing party; (ii) hereafter becomes known (independently of disclosure by the providing party) to the recipient directly or indirectly from a source other than one having an obligation of confidentiality to the providing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient; or (iv) is or was independently developed by the recipient without use of or reference to the providing party's confidential information, as shown by evidence in the recipient's possession.

        "Intellectual Property Rights" shall mean and include all patents,
         ----------------------------
copyrights, trademarks, trade names and other proprietary rights or applications therefor in any country which KeraVision may at any time own rights in, adopt, use, or register with respect to the KeraVision Products or the business of KeraVision.

[*] = CONFIDENTIAL TREATMENT REQUESTED

        "KeraVision Products" shall mean the myopia-related products developed
         -------------------
and owned by KeraVision prior to the Effective Date of this Agreement, including related instrumentation, and as set forth in Exhibit A attached hereto.
                                             ---------

        "Net Revenue" shall mean gross receipts for distribution, including
         -----------
sale, licensing, or otherwise, by AMP, less: (i) discounts; (ii) applicable taxes, and (iii) credits for returns, and shall not include any other source of revenue or fees, including any fees for physician training.

        "Territory"  shall mean the geographic territory of [*].
         ---------

SECTION 2:  APPOINTMENT OF AMP

        2.1    Appointment. Subject to the terms and conditions of this
               -----------
Agreement, KeraVision appoints AMP as its non-exclusive (subject to the Exclusivity Period, defined below), distributor and reseller for the KeraVision Products in the Territory. KeraVision may select AMP to sell future KeraVision Products related to other indications, including hyperopia and astigmatism, contingent upon performance, future revenue forecasts and other factors as determined by KeraVision.

        2.2    Exclusivity Period. KeraVision agrees that the appointment of AMP
               ------------------
shall be: (i) exclusive for a period extending from the Effective Date of this Agreement and for [*] thereafter ("Exclusivity Period"); and (ii) co-exclusive
                                   ------------------
with KeraVision for a period of [*] extending from the termination of the Exclusivity Period to the end of the Term of this Agreement ("Co-Exclusivity
                                                              --------------
Period"); provided, however, that this Agreement is not previously terminated
------    -----------------
pursuant to the termination provisions, as stated below.

        2.3    Reservation of Rights. KeraVision expressly reserves the ability
               ---------------------
to change or delete from the definition of KeraVision Products, and to change or terminate the level or type of service or support that KeraVision makes available to AMP.

SECTION 3:  PRICING; ACCEPTANCE

        3.1    Price of Products. KeraVision Products will be sold to AMP at a
               -----------------
discount from KeraVision's US dollar international list price, of: (i) [*] during the Exclusivity Period; and (ii) [*] during the Co-Exclusivity Period. KeraVision will not change its international list price more [*] during the Term of this Agreement. AMP shall submit purchase orders in writing to KeraVision, specifying the desired KeraVision Product, quantity, and proposed delivery date and location.

        3.2    Acceptance. KeraVision will acknowledge its acceptance of each
               ----------
purchase order it receives from AMP by issuing an invoice for such ordered KeraVision Products.

[*] = CONFIDENTIAL TREATMENT REQUESTED

        3.3    Payment Terms. Payments shall be due, in U.S. currency by check
               -------------
or wired transfer, by AMP within [*] from the invoice date. A late fee shall apply to any unpaid invoice amount at an interest rate of the lower of: (i) [*] or (ii) the highest interest rate permitted by law.

        3.4    Reports. Within ten (10) days after the end of each quarter, AMP
               -------
will provide to KeraVision a written report showing, for the time periods KeraVision reasonably requests: (i) AMP's sales of the KeraVision Products by dollar volume, both in the aggregate and segmented by product; (ii) forecasts of AMP's anticipated orders for the KeraVision Products [*]; and (iv) AMP's current inventory levels of the KeraVision Products, both in the aggregate and by product. AMP shall retain all such reports and records, and contracts and accounts relating to the distribution, promotion and sale of the KeraVision Products, for at least three (3) years after termination of this Agreement, and will permit examination thereof by authorized representatives of KeraVision at all reasonable times.

        3.5    Preconditions to Closing. Prior to execution of this Agreement,
               ------------------------
AMP shall provide to KeraVision a copy [*] for AMP. In addition, AMP agrees to continue to provide to KeraVision such information annually.

        3.6    Taxes, Tariffs, Fees. KeraVision's prices and fees do not include
               --------------------
any national, state or local sales, use, value-added or other taxes, customs, duties, or similar tariffs or fees which KeraVision may be required to pay or collect upon the delivery of the KeraVision Products or upon collection of the prices and fees, or otherwise. Should any tax or levy be made, AMP agrees to pay such tax or levy and indemnify KeraVision for any claim for such tax or levy demanded. AMP agrees to provide KeraVision with appropriate resale certificate numbers and other documentation satisfactory to the applicable taxing authorities in the Territory to substantiate any claim of exemption from any such taxes or fees.

        3.7    Terms of Sale. Unless otherwise specified by KeraVision, all
               -------------
prices for the KeraVision Products are F.O.B. KeraVision's United States facility in Fremont, California. Title and risk of loss pass to AMP when KeraVision Products leave KeraVision's manufacturing facility. AMP shall be solely responsible for the payment of all freight and insurance and other costs, expenses, fees, duties, imports and charges of whatsoever kind or nature arising from the shipment, delivery and importation of the KeraVision Products into the Territory. AMP warrants that it will comply in all respects with any restrictions set forth in the export license for every KeraVision Product purchased hereunder.


[*] = CONFIDENTIAL TREATMENT REQUESTED

SECTION 4:  AMP OBLIGATIONS

        4.1    General Obligations of AMP. AMP shall use its best efforts to
               --------------------------
vigorously promote and sell the KeraVision Products in the Territory during the Term of this Agreement. AMP will employ on its own behalf an appropriate number of specialized, trained and qualified sales personnel whose main function will be the promotion and sale of the KeraVision Products in the Territory. AMP agrees to purchase all of its requirements for KeraVision Products directly from KeraVision. AMP has no authority to appoint an associate distributor or sub-distributor of the KeraVision Products without written authorization of KeraVision.

        4.2    Performance Minimums. AMP agrees that its total cumulative Net
               --------------------
Revenue for the KeraVision Products shall be as set forth in Exhibit A attached hereto. Failure to meet such total cumulative Net Revenue minimums shall be considered a material breach of this Agreement. Should KeraVision require a product recall or product withdrawal of KeraVision Product, the performance minimums will be adjusted to reflect the withdrawal of such KeraVision product from the market.

        4.3    Noncompetition. During the term of the Agreement, AMP will not
               --------------
sell or distribute in the Territory any Competitive Products.

        4.4    Inventory.  AMP will store the KeraVision Products under secure
               ---------
conditions and at temperatures and other physical conditions as shall be provided to AMP from time to time. AMP will ship the KeraVision Products to AMP's customers from its inventory of KeraVision Products on a first-in, first-out basis [*].

        4.5    Compliance with Medical Device Laws. AMP will, at all times
               -----------------------------------
during the Term of this Agreement, strictly comply with all applicable laws of the Territory governing the distribution, promotion, marketing, and sale of the KeraVision Products in the Territory. AMP will comply with all necessary government and regulatory requirements to import, market, and distribute the KeraVision Products in the Territory, including without limitation, performing all necessary actions to allow KeraVision to maintain the CE mark for the KeraVision Products as outlined in the Medical Device Directive, including meeting the requirements of the ISO 9001 and EN 46001 standards. These actions include, but are not limited to, specific requirements for traceability, vigilance and complaint handling, together with additional items as listed in Exhibit B attached hereto. AMP agrees not to sell or distribute the KeraVision Products in the Territory until such time as all product licenses and approvals required by the laws and regulations of the Territory have been obtained. AMP will obtain, and pay premiums and all costs associated with, product liability insurance in an amount sufficient to satisfy local laws and commercial practices. AMP shall comply promptly with any recalls for KeraVision Products issued by KeraVision or by any applicable regulatory authorities.


[*] = CONFIDENTIAL TREATMENT REQUESTED

        4.6    Defective Products. AMP will alert KeraVision to any defects in
               ------------------
any of the KeraVision Products within thirty (30) days of delivery of such KeraVision Products to AMP. AMP may return defective KeraVision Products to KeraVision at KeraVision's cost if AMP receives a written return authorization from KeraVision. If KeraVision agrees, upon inspection, that the KeraVision Products are defective, or otherwise authorizes the destruction of defective KeraVision Products, KeraVision will, at its sole option, provide replacement KeraVision Products to AMP or refund the purchase price of the KeraVision Products to AMP.

        4.7    Translations.  AMP shall be responsible, at its sole expense, for
               ------------
complete and accurate translations of all packaging, promotional, labeling, and other materials provided by KeraVision used by AMP in the promotion, marketing, or sale of the KeraVision Products from English into German, subject to KeraVision's review and approval. All translated materials will be subject to review by KeraVision for accuracy and compliance. AMP will be solely responsible for assuring that the German translations comply in all material respects with applicable laws and regulations of the Territory.

        4.8    Training. AMP will train, in cooperation with KeraVision pursuant
               --------
to Section 7 hereto, and maintain a sufficient number of capable technical and sales personnel, as appropriate, having sufficient knowledge of the industry, KeraVision Products, and products competitive with the KeraVision Products so as to: (i) properly inform customers concerning the features, capabilities, and appropriate usage of the KeraVision Products and, if necessary, explain in detail to its customers the differences between the KeraVision Products and competitive products; (ii) support the KeraVision Products in accordance with any obligations under this Agreement; (iii) otherwise carry out the obligations and responsibilities of AMP under this Agreement; and (iv) be conversant with the technical language conventional to the KeraVision Products and similar products in general. All surgeon training programs must be reviewed and approved by KeraVision. Nothing herein will give rise to the creation of any labor relation by and between KeraVision and AMP's employees.

        4.9    Performance Obligations. AMP understands, acknowledges, and
               -----------------------
agrees that the continued maintenance of an image of excellence and high level of ethical marketing of the KeraVision Products is essential to the continued success of both parties hereto. Accordingly, AMP agrees that it shall, at all times: (i) conduct business in a manner that reflects favorably at all times on the KeraVision Products and the good name, goodwill, and reputation of KeraVision; (ii) avoid deceptive, misleading or unethical practices that are or might be detrimental to KeraVision, the KeraVision Products, or the public, including without limitation the making or offering of any payment to any government official for the purpose of influencing any act or decision of such official in furtherance of this Agreement; (iii) make no false or misleading representations, either orally or in any written materials, with regard to

KeraVision or the KeraVision Products; (iv) not publish or employ, or cooperate in the publication or employment of, any misleading or deceptive advertising material with regard to KeraVision or the KeraVision Products; (v) make no representations, warranties or guarantees to customers or to the trade with respect to the specifications, indications, capabilities, or features of the KeraVision Products that are inconsistent with the literature distributed by KeraVision; and (vi) not enter into any contract or engage in any practice detrimental to the interests of KeraVision in the KeraVision Products. Violation of any of the provisions in this Section 4.9 shall constitute a material breach of this Agreement.

SECTION 5:  KERAVISION OBLIGATIONS

        5.1    Availability of KeraVision Products. KeraVision reserves the
               -----------------------------------
right at any time to discontinue the manufacture, supply or sale of any of the KeraVision Products, to make changes in materials or design, or to add improvements to any of the KeraVision Products, all without incurring any liability.

        5.2    Marketing Assistance. KeraVision shall provide to AMP camera-
               --------------------
ready artwork in the English-language text.

        5.3    Buy Back of KeraVision Products. Upon termination of this
               -------------------------------
Agreement, other than for breach by AMP, KeraVision is obligated to repurchase any and all inventory of the KeraVision Products which are, in KeraVision's sole determination, in undamaged and resalable condition. KeraVision will buy such inventory from AMP, and AMP shall promptly sell to KeraVision, at AMP's actual cost.

SECTION 6:  OWNERSHIP; INTELLECTUAL PROPERTY RIGHTS

        6.1    Ownership.  The KeraVision Intellectual Property Rights for the
               ---------
KeraVision Products, and all translations thereof, shall remain the sole property and under the sole ownership of KeraVision. AMP acknowledges and agrees that KeraVision owns and retains all trademarks, trade names, logos, designations, copyrights and other proprietary rights in or associated with the KeraVision Products, and agrees that it will not at any time during or after the Term of this Agreement to assert or claim any interest in or do anything that may adversely affect the validity of any KeraVision trademark, patent, or other intellectual property right belonging to or licensed to KeraVision, including, without limitation, any act or assistance to any act which may infringe or lead to the infringement of any of KeraVision's intellectual property rights.

        6.2    KeraVision Trademarks.  During the Term of this Agreement, AMP is
               ---------------------
authorized to use the KeraVision trademarks solely in connection with AMP's advertisement, promotion, and sale of the KeraVision Products. AMP's use of the KeraVision trademarks will be in accordance at all times with KeraVision's policies and guidelines then in effect and as provided to AMP by KeraVision from time to time. AMP agrees not to attach any additional trademarks, trade names, logos or designations to any of the KeraVision Products, or packaging, labeling, advertising, or marketing materials of any kind therefor without the express written consent of KeraVision. AMP agrees not to use the KeraVision trademarks in connection with any third party products. AMP agrees that it will not at any time during or after the Term of this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any KeraVision trademarks, or other Intellectual Property Rights belonging to or licensed to KeraVision (including, without limitation, any act or assistance to any act which may infringe or lead to the infringement of any of KeraVision's Intellectual Property Rights.) AMP agrees that any description, publication, advertising, promotional materials, exhibits, video or image of the KeraVision Products must include the KeraVision logo and be identified as KeraVision Products.

        6.3    Proprietary Notice. AMP will include on each of the KeraVision
               ------------------
Products that it distributes, markets, and/or sells, and on all container therefor, all trademark, copyright, and other notices of proprietary rights included by KeraVision or as directed by KeraVision on such KeraVision Products. AMP agrees not to alter, erase, deface, or overprint any such notice on anything provided by KeraVision.

        6.4    Assistance. AMP shall promptly notify KeraVision: (i) of any
               ----------
claims or objections that its use of any Intellectual Property Rights in connection with the marketing or sale of the KeraVision Products may or will infringe the names, or other proprietary rights of another person or entity;
(ii) of any and all infringements, imitations, illegal use, or misuse, by any person or entity, of KeraVision's Intellectual Property Rights which come to its attention. AMP agrees to assist KeraVision, at KeraVision's expense, in protecting and enforcing throughout the Territory KeraVision's Intellectual Property Rights.

SECTION 7:  TRAINING OBLIGATIONS

        KeraVision will train AMP's training and sales representatives during training sessions, [*]. The location and terms of such training are to be determined at KeraVision's sole discretion.

SECTION 8:  CONFIDENTIALITY

        Each party hereto agrees not to use any Confidential Information of the other party for any purpose, other than to enforce its rights and perform its obligations hereunder, or disclose any Confidential Information of the other party to any third party for any purpose. Each party hereto shall use the same degree of care, but no less than reasonable care, to avoid disclosure or use of the Confidential Information of the other party as such party employs with respect to its own Confidential Information of like importance.

SECTION 9:  REPRESENTATIONS AND WARRANTIES

        9.1    Representations and Warranties by KeraVision. KeraVision warrants
               --------------------------------------------
and represents that, for a period of [*] KeraVision Products that the KeraVision Products will

[*] = CONFIDENTIAL TREATMENT REQUESTED
comply with the relevant specifications in effect at the time of AMP's acceptance of the KeraVision Products.

        9.2    Representations and Warranties by AMP. AMP warrants and
               -------------------------------------
represents that it has the authority to enter into this Agreement, and to perform the services set forth in this Agreement.

        9.3 No Other Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE DISTRIBUTION AGREEMENT, AND THE FULLEST EXTENT PERMITTED BY LAW, KERAVISION MAKES NO FURTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE KERAVISION PRODUCTS AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT WITH RESPECT TO SUCH KERAVISION PRODUCTS.

SECTION 10:  INDEMNIFICATION

        10.1   Indemnification by KeraVision. KeraVision agrees to indemnify,
               -----------------------------
defend and hold AMP harmless from and against any and all liabilities, obligations, losses, claims, damage, suit, proceeding, cost, charges or other expenses (including but not limited to reasonable attorneys' fees and court costs) which arise out of or result from the manufacture of KeraVision Products by KeraVision; provided, however, that such indemnification shall not
               -----------------
apply to any liabilities, obligations, losses, claims, damage, cost or charges which arise out of or result from any claim made by any person based upon modifications to the KeraVision Product made by any entity other than KeraVision.

        10.2   Indemnification by AMP.  AMP agrees to indemnify, defend and hold
               ----------------------
KeraVision and its successors, assigns, agents, officers, directors and employees, harmless from and against any and all liabilities, obligations, losses, claims, damage, suit, proceeding, cost, charges or other expenses of every kind and character (including but not limited to reasonable attorneys' fees and court costs) which arise out of or result from : (i) negligence or wrongful acts of employees or contractors of AMP; or (ii) any breach or alleged breach (other than a breach alleged by KeraVision) of any representation or warranty by AMP; or (iii) the marketing, promotion, distribution, and sale of the KeraVision Products.

        10.3   Conditions Precedent to Indemnification. The obligations of one
               ---------------------------------------
party to indemnify the other party will be conditioned upon the indemnified party: (i) providing the indemnifying party with prompt notice of any such claim; (ii) allows the indemnifying party sole control over the defense and settlement of such claim; (iii) provides the indemnifying party with the information and assistance necessary for such defense and settlement of such claims; and (iv) does not enter into any settlement with respect to such claim.

        10.4   Infringement. In the event that KeraVision receives notification
               ------------
that the KeraVision Product may infringe any patent, copyright, trademark, or trade secret of a third party, KeraVision's sole liability will be to either modify the KeraVision Product, or obtain a license to such rights as may be required to make the KeraVision Product non-infringing. If none of the foregoing alternatives are available to KeraVision, KeraVision shall have the right to request that AMP discontinue the alleged infringing activity and terminate this Agreement. THIS SECTION SETS FORTH KERAVISION'S SOLE LIABILITY, AND AMP'S SOLE REMEDY, FOR BREACH OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS BY KERAVISION PRODUCTS.

        10.5   Limitation of Liability. THE PROVISIONS OF THIS ARTICLE 10 SET
               -----------------------
FORTH THE ENTIRE LIABILITY OF KERAVISION AND THE SOLE REMEDIES OF AMP WITH RESPECT TO ANY CLAIMS ARISING OUT OF KERAVISION'S MANUFACTURE OF THE KERAVISION PRODUCTS. IN NO EVENT SHALL KERAVISION BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, PUNITIVE OR OTHER DAMAGES, INCLUDING COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES, SUFFERED BY AMP OR ANY OF ITS CUSTOMERS ARISING OUT OF OR RELATED TO THE DISTRIBUTION, PROMOTION, MARKETING, SALE OR USE OF THE KERAVISION PRODUCTS IN THE TERRITORY.

SECTION 11:  TERM AND TERMINATION

        11.1   Term. The term of the Distribution Agreement will [*] (the
               ----
"Term"), unless previously terminated by one of the parties.
 ----

        11.2   Termination. Either party may terminate the Distribution
               -----------
Agreement in the event: (i) the other party breaches any material provision of the Distribution Agreement and does not remedy such breach within thirty (30) days following notice of such breach from the Terminating Party; (ii) mutual agreement with the other party; or (iii) the other party enters bankruptcy proceedings, becomes insolvent, or otherwise becomes generally unable to meet its obligations under this Agreement. In addition, KeraVision may immediately terminate the Agreement without notice, in the event that: (i) AMP sells a majority of its outstanding shares of stock to any third party, (ii) AMP merges with or into any third party in a transaction in which AMP is not the surviving entity or in which AMP becomes a wholly or majority owned subsidiary of such third party, (iii) AMP has a change of at least one-half of its directors, (iv) AMP sells all or substantially all of its assets.


        11.3   Effect Of Termination.  Upon expiration or termination of the
               ---------------------
Distribution Agreement: (i) subject to the provisions of Section 11.4 hereto, all rights and obligations of the parties shall cease; (ii) AMP shall promptly sell at its cost to KeraVision all


[*] = CONFIDENTIAL TREATMENT REQUESTED

KeraVision Products then in AMP's inventory; (iii) AMP shall promptly transfer to KeraVision all copies of sales materials and Confidential Information in written, recorded, or other tangible form then in AMP's possession, and all other materials that were supplied to AMP by KeraVision during the Term of the Distribution Agreement; and (iv) AMP shall use its best efforts to effect the assignment, return, or other transfer of any and all licenses, registrations, and the like relating to the KeraVision Products, to KeraVision, or to any third party as directed by KeraVision.

        11.4   Survival. Upon expiration or termination of this Agreement, the
               --------
provisions of Sections 1, 3.3, 3.6, 5.3 (as stated), 6.1, 8, 9, 10, 11.3, 11.4, and 12 shall survive and remain enforceable.

        11.5 [*] This assistance will include, among other things, transfer of customer lists and all records and information related to sale of KeraVision in the Territory. In addition, AMP will work jointly with KeraVision to ensure that there will be no conflicts between AMP and KeraVision in the marketplace at and after the time of transition of such business from AMP to KeraVision. [*]

        11.6   No Damages for Termination. KERAVISION SHALL NOT BE LIABLE TO
               --------------------------
AMP, OR ANY OF AMP'S EMPLOYEES OR AGENTS, FOR DAMAGES OF ANY KIND, INCLUDING DIRECT, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OR EXPIRATION OF THIS AGREEMENT IN ACCORDANCE WITH THIS ARTICLE
11. AMP WAIVES ANY RIGHTS IT MAY HAVE TO RECEIVE ANY COMPENSATION OR REPARATIONS ON TERMINATION OR EXPIRATION OF THIS AGREEMENT UNDER THE LAW OF THE TERRITORY OR OTHERWISE, OTHER THAN AS EXPRESSLY PROVIDED HEREIN. KeraVision shall not be liable to AMP on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income, or on account of any expenditures, investments, leases or commitments made by AMP or for any other reason whatsoever. AMP acknowledges that it has no expectations and has received no assurances from KeraVision that any investment by AMP in the distribution, promotion or sale of the KeraVision Products will be recovered or recouped or that AMP will obtain any anticipated amount of profits by virtue of this Agreement. THE PARTIES ACKNOWLEDGE THAT THIS
SECTION 11.6 HAS BEEN INCLUDED AS A MATERIAL INDUCEMENT FOR KERAVISION TO ENTER INTO THIS AGREEMENT AND THAT KERAVISION WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE LIMITATIONS OF LIABILITY AS SET FORTH HEREIN.



[*] = CONFIDENTIAL TREATMENT REQUESTED

SECTION 12:  MISCELLANEOUS

        12.1   Controlling Law; Language. Except with respect to Section 3.6
               -------------------------
(Retail Pricing), in which event this Agreement will be governed by the laws of Germany), this Agreement and the performance of the parties thereunder shall be construed in accordance with and governed by the laws of the State of California, as applied to agreements between California residents to be performed entirely within California. The English-language version of the Distribution Agreement shall be the controlling version.

        12.2   Successors and Assigns. The Distribution Agreement and the rights
               ----------------------
and obligations arising thereunder shall be binding upon and inure to the benefit of the parties and to their respective successors and assigns. AMP shall not assign any of its rights or obligations under the Distribution Agreement without the prior written consent of KeraVision. Any unauthorized assignment shall be null and void.

        12.3   Confidentiality of Agreement. Each party agrees to keep the terms
               ----------------------------
of this Agreement confidential.

        12.4   Independent Contractors.  Performance by the parties under this
               -----------------------
Agreement shall be as independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute the parties entering upon a joint venture orpartnership, or shall constitute either party the agent for the other for any purpose or in any sense whatsoever.

        12.5   Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument

        12.6   Notices. All notices required to be sent by either party under
               -------
this Agreement shall be deemed given: (i) when sent by confirmed facsimile or telecopy; (ii) one business day, after being sent by commercial overnight courier with written verification of receipt; or (iii) when received after being mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

        KeraVision:     48630 Milmont Drive
                        Fremont, CA 94538-7353
                        Attention: Thomas M. Loarie
                        Phone: (510) 353-3000
                        Fax: (510) 353-3030

        AMP:            Saldorferstrasse 5
                        90429 Nuremberg, Germany
                        Attention:  Rudolf G. Peschke
                        Phone:  011-49-911/ 26 46 00
                        Fax:  011-49-911/ 26 34 02


        12.7    Amendment. This Agreement may be amended or supplemented only by
                ---------
a writing that refers specifically to this Agreement and is signed by duly authorized representatives of both parties.

        12.8    Waiver. Except as otherwise provided in this Agreement, any
                ------
failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        12.9    Entire Agreement. This Agreement, and the Exhibits hereto, all
                ----------------
of which are incorporated by this reference, constitute the entire agreement and understanding between the parties with respect to its and their subject matter and may not be contradicted by evidence of any prior or contemporaneous oral or written agreement.

        12.10    Severability and Counterparts. If any provision of this
                 -----------------------------
Agreement is found to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be severed from the remainder of this Agreement, which will remain in full force and effect. This Agreement may be signed in counterparts, which together constitute one instrument.

        12.11    Waiver of Termination Compensation.  Upon Termination of this
                 ----------------------------------
Agreement for any reason whatsoever, KeraVision shall not be liable for, and AMP hereby waives, all right to compensation and all claims of any kind whether on account of the loss by AMP of present or prospective profits, or anticipated orders, or expenditures, investments, or commitments made in connection with this Agreement, goodwill created, or on account of any other cause whatsoever.

        This Agreement is hereby agreed to and acknowledged by:

KERAVISION, INC.                                     AM PESCHKE

By:    /s/ P Sabaria                                 By:    /s/  R. G. Peschke
       -------------                                        ------------------

Name:   P. Sabaria                                   Name:   R. G. Peschke

Title:   Vice President - Europe                     Title:   General Manager

Date:   12/11/96                                     Date:   11/14/1996

                                   EXHIBIT A
                                   ---------

                   KERAVISION PRODUCTS; MINIMUM COMMITMENTS

I.       KeraVision Products
         -------------------

         KeraVision Ring or the Instrastomal Corneal Ring Segments (ICRS) for the treatment of myopia.

         KeraVision Manufactured Instruments (including but limited to)

         [*]

II.     Minimum Commitments
        -------------------

Cumulative Net Revenue Target         Year Ending
-----------------------------         -----------
       [*]




[*] = CONFIDENTIAL TREATMENT REQUESTED

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

                                   EXHIBIT B
                                   ---------
                        CE MARK COMPLIANCE REQUIREMENTS

1. Maintain a system ensuring retention of product distribution records. Distribution records shall ensure traceability of the product to the consignee and ensure that KVI has access to all records after the contract expires, or at any time during the term of the Agreement with reasonable access by KeraVision's authorized third party.

2. Notification of product complaints to the appropriate KeraVision representative. Notification of product complaints and vigilance reporting to KeraVision within the appropriate timeframe to ensure KeraVision's timely notification to the Competent Authority.

3.     Comply and assist with all recall and field advisory actions.

4. Comply and assist with all keravision requirements in placing a purchase order to KeraVision for KeraVision to be able to initiate a sales order acknowledgment.

5. Notification of contacts with regulatory agencies regarding KeraVision products.

6. KeraVision reserves the right to have a third party audit AMP to ensure that AMP is maintaining compliance with the requirements for maintaining the CE mark.

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